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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2396863 (I.R.S. Employer Identification No.)
Six Desta Drive—Suite 6500 Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

7.75% Senior Notes due 2019
(Title of the indenture securities)

(1)
See Table 1—Table of Additional Registrant Guarantors

 Table 1

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Southwest Royalties, Inc.	Delaware	75-1917432
Warrior Gas Co.	Texas	75-2470747
CWEI Acquisitions, Inc.	Delaware	75-2531463
Romere Pass Acquisition L.L.C.	Delaware	72-1529502
CWEI Romere Pass Acquisition Corp.	Delaware	83-0378927
Blue Heel Company	Delaware	75-2740345
Tex-Hal Partners, Inc.	Delaware	75-2567750
Desta Drilling GP, LLC	Texas	20-4727861
Desta Drilling, L.P.	Texas	20-4728095
West Coast Energy Properties GP, LLC	Texas	30-0371874
Clajon Industrial Gas, Inc.	Texas	75-1712875
Clayton Williams Pipeline Corporation	Delaware	75-2640527

(1)
The address for each Registrant Guarantor is Six Desta Drive, Suite 6500, Midland, Texas 79705-5510, and the telephone number for each Registrant Guarantor is (432) 682-6324. The Primary Industrial Classification Code for each Registrant Guarantor is 1311.

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 9th day of December, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ LYNN M. STEINER Lynn M. Steiner Vice President

 EXHIBIT 6

December 9, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN M. STEINER Lynn M. Steiner Vice President

 Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,415
Interest-bearing balances		68,507
Securities:
Held-to-maturity securities		0
Available-for-sale securities		172,686
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		859
Securities purchased under agreements to resell		17,996
Loans and lease financing receivables:
Loans and leases held for sale		28,871
Loans and leases, net of unearned income	700,233
LESS: Allowance for loan and lease losses	16,825
Loans and leases, net of unearned income and allowance		683,408
Trading Assets		38,062
Premises and fixed assets (including capitalized leases)		8,098
Other real estate owned		4,769
Investments in unconsolidated subsidiaries and associated companies		518
Direct and indirect investments in real estate ventures		108
Intangible assets
Goodwill		21,171
Other intangible assets		23,005
Other assets		55,781

Total assets		$1,142,254

LIABILITIES
Deposits:
In domestic offices		$797,541
Noninterest-bearing	202,607
Interest-bearing	594,934
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,450
Noninterest-bearing	1,897
Interest-bearing	85,553
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,657
Securities sold under agreements to repurchase		12,477
Trading liabilities		23,501
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		35,308
Subordinated notes and debentures		18,407
Other liabilities		37,319

Total liabilities		$1,017,660

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,254
Retained earnings	18,795
Accumulated other comprehensive income	4,823
Other equity capital components	0

Total bank equity capital	123,391
Noncontrolling (minority) interests in consolidated subsidiaries	1,203

Total equity capital	124,594

Total liabilities, and equity capital	$1,142,254

        I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf Carrie Tolstedt Avid Modjtabai	Directors

QuickLinks

  Exhibit 25.1
Table 1 TABLE OF ADDITIONAL REGISTRANT GUARANTORS
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
SIGNATURE
  EXHIBIT 6
  Exhibit 7
Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business September 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.